Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Class B Common Stock
(Including the Associated Preferred Share Purchase Rights)

of

METHODE ELECTRONICS, INC.

Pursuant to the Offer to Purchase

dated July 8, 2003

of

MEI INVESTMENT CORP.

a wholly owned subsidiary of
DURA AUTOMOTIVE SYSTEMS, INC.

       This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of class B common stock, par value $0.50 per share, and the associated preferred share purchase rights, of Methode Electronics, Inc. and any other documents required by the Letter of Transmittal cannot be delivered to Wachovia Bank, N.A. (“the Depositary”) by the expiration of the Offer. Such form may be delivered by hand, transmitted by telegram, telex, facsimile transmission, or mailed to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Wachovia Bank, N.A.

By Mail:	By Overnight Courier:	By Hand (Call for Appointment):
Corporate Actions — NC 1153 1525 West W.T. Harris Blvd. — 3C3 Charlotte, North Carolina 28288-1153	Corporate Actions — NC 1153 1525 West W.T. Harris Blvd. — 3C3 Charlotte, North Carolina 28262-1153	Corporate Actions — NC 1153 1525 West W.T. Harris Blvd. — 3C3 Charlotte, North Carolina 28288-1153 (800) 829-8432

By Facsimile:

(For Eligible Institutions Only)
(704) 590-7628

Confirm Facsimile Transmission:

(By Telephone Only)
(800) 829-8432

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to MEI Investment Corp. (the “Purchaser”), a Delaware corporation and an indirect, wholly owned subsidiary of Dura Automotive Systems, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 8, 2003, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, shares of class B common stock, par value $0.50 per share, and the associated preferred share purchase rights (together, the “Class B Shares”), of Methode Electronics, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)

☐ Check box if Class B Shares will

be tendered by book-entry transfer.

Name of Tendering Institution

Account No.

Dated:
SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

(Include Zip Code)

(Area Code and Telephone No.)

GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Class B Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Class B Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Class B Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Class B Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ National Market trading days of the date hereof.

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone No.

(Authorized Signature)

Name:

(Please Print)

Title:

Dated: __________________, 2003

      DO NOT SEND CERTIFICATES FOR CLASS B SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.